Exhibit 99.1

Qualys Announces First Quarter 2023 Financial Results

Revenue Growth of 15% Year-Over-Year

GAAP EPS: $0.77; Non-GAAP EPS: $1.09

Raises 2023 GAAP EPS Guidance to $2.58 -$2.73

Raises 2023 Non-GAAP EPS Guidance to $4.13-$4.28

FOSTER CITY, Calif., – May 4, 2023 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the first quarter ended March 31, 2023. For the quarter, the Company reported revenues of $130.7 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $29.1 million, non-GAAP net income of $41.2 million, Adjusted EBITDA of $58.7 million, GAAP net income per diluted share of $0.77, and non-GAAP net income per diluted share of $1.09.

“We are pleased to report another quarter of healthy revenue growth, strong profitability, and cash flow generation,” said Sumedh Thakar, president and CEO. “In Q1, we continued to strengthen our category leadership with the launch of our inaugural 2023 TruRisk Research Report, providing data-backed insights and actionable steps for organizations to reduce cyber risk and increase organizational resilience. As we continue to innovate and further expand our cloud platform capabilities, we believe we will be uniquely positioned as the fundamental cybersecurity risk management platform to solve modern security challenges at scale and drive durable profitable growth.”

First Quarter 2023 Financial Highlights

Revenues: Revenues for the first quarter of 2023 increased by 15% to $130.7 million compared to $113.4 million for the same quarter in 2022.

Gross Profit: GAAP gross profit for the first quarter of 2023 increased by 16% to $103.7 million compared to $89.4 million for the same quarter in 2022. GAAP gross margin was 79% for both the first quarter of 2023 and the same quarter in 2022. Non-GAAP gross profit for the first quarter of 2023 increased by 15% to $106.1 million compared to $92.1 million for the same quarter in 2022. Non-GAAP gross margin was 81% for both the first quarter of 2023 and the same quarter in 2022.

Operating Income: GAAP operating income for the first quarter of 2023 increased by 5% to $35.2 million compared to $33.5 million for the same quarter in 2022. As a percentage of revenues, GAAP operating income was 27% for the first quarter of 2023 compared to 30% for the same quarter in 2022. Non-GAAP operating income for the first quarter of 2023 increased by 11% to $52.0 million compared to $47.0 million for the same quarter in 2022. As a percentage of revenues, non-GAAP operating income was 40% for the first quarter of 2023 compared to 41% for the same quarter in 2022.

Net Income: GAAP net income for the first quarter of 2023 increased by 15% to $29.1 million, or $0.77 per diluted share, compared to $25.4 million, or $0.64 per diluted share, for the same quarter in 2022. As a percentage of revenues, GAAP net income was 22% for both the first quarter of 2023 and the same quarter in 2022. Non-GAAP net income for the first quarter of 2023 was $41.2 million, or $1.09 per diluted share, compared to $35.6 million, or $0.89 per diluted share, for the same quarter in 2022. As a percentage of revenues, non-GAAP net income was 32% for the first quarter of 2023 compared to 31% for the same quarter in 2022.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2023 increased by 8% to $58.7 million compared to $54.3 million for the same quarter in 2022. As a percentage of revenues, Adjusted EBITDA was 45% for the first quarter of 2023 compared to 48% for the same quarter in 2022.

Operating Cash Flow: Operating cash flow for the first quarter of 2023 decreased by 15% to $66.8 million compared to $79.0 million for the same quarter in 2022. As a percentage of revenues, operating cash flow was 51% for the first quarter of 2023 compared to 70% for the same quarter in 2022.

First Quarter 2023 Business Highlights

•

Launched our inaugural 2023 TruRisk Research Report, offering a reliable resource for security practitioners seeking data-driven, real-world, and actionable perspectives on vulnerabilities and trends critical to organizations across all industries and sizes. Organizations will be able to leverage data and insights in the report to support their security initiatives and help facilitate more profound conversations with executives and board members that will enhance security posture.

•

Expanded our VMDR offering with new packages for small enterprises and small/medium businesses to offer simple, easy-to-deploy, all-inclusive security solutions to manage, remediate and protect against cyber threats and reduce risk.

•

Unveiled Enterprise TruRisk Management to provide a unified view of cyber risk, empowering customers to bring external security and vulnerability findings from third-party security solutions into the Qualys platform.

•

Introduced GovCloud, a FedRAMP Ready (High Impact Level) vulnerability and patch management platform that comprehensively meets Executive Orders and National Institute of Standards and Technology (NIST) compliance. This solution provides a modern alternative to legacy scanners and helps federal agencies improve their security posture.

•	CRN recognized Qualys as a leader in its 2023 Cloud 100 list for relentless innovation in cloud-based technology development.

Financial Performance Outlook

Based on information as of today, May 4, 2023, Qualys is issuing the following financial guidance for the second quarter and full year fiscal 2023. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below.

Second Quarter 2023 Guidance: Management expects revenues for the second quarter of 2023 to be in the range of $135.2 million to $136.2 million, representing 13% to 14% growth over the same quarter in 2022. GAAP net income per diluted share is expected to be in the range of $0.61 to $0.66, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.98 to $1.03, which assumes a non-GAAP effective income tax rate of 24%. Second quarter 2023 net income per diluted share estimates are based on approximately 37.5 million weighted average diluted shares outstanding for the quarter.

Full Year 2023 Guidance: Management continues to expect revenues for the full year of 2023 to be in the range of $553 million to $557 million, representing 13% to 14% growth over 2022. GAAP net income per diluted share is expected to be in the range of $2.58 to $2.73, up from the previous guidance range of $2.54 to $2.62. This assumes an effective income tax rate of 25%. Non-GAAP net income per diluted share is expected to be in the range of $4.13 to $4.28, up from the previous guidance range of $4.10 to $4.18. This assumes a non-GAAP effective income tax rate of 24%. Full year 2023 net income per diluted share estimates are based on approximately 37.5 million weighted average diluted shares outstanding.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the second quarter and full year 2023 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2023. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, May 4, 2023. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2023; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the second quarter and full year 2023. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 24% in 2023 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$130,683	$113,420
Cost of revenues (1)	26,954	24,002

Gross profit	103,729	89,418
Operating expenses:
Research and development (1)	27,795	23,107
Sales and marketing (1)	25,628	20,142
General and administrative (1)	15,128	12,634

Total operating expenses	68,551	55,883

Income from operations	35,178	33,535
Other income (expense), net:
Interest income	2,397	518
Other income (expense), net	(216)	(710)

Total other income (expense), net	2,181	(192)

Income before income taxes	37,359	33,343
Income tax provision	8,254	7,933

Net income	$29,105	$25,410

Net income per share:
Basic	$0.79	$0.65

Diluted	$0.77	$0.64

Weighted average shares used in computing net income per share:
Basic	37,068	38,992

Diluted	37,669	40,001

(1) Includes stock-based compensation as follows:
Cost of revenues	$1,592	$1,080
Research and development	4,960	3,287
Sales and marketing	2,454	2,031
General and administrative	7,027	5,347

Total stock-based compensation	$16,033	$11,745

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$193,854	$173,719
Short-term marketable securities	139,925	147,608
Accounts receivable, net	101,786	121,795
Prepaid expenses and other current assets	29,183	30,216

Total current assets	464,748	473,338
Long-term marketable securities	44,587	59,206
Property and equipment, net	45,161	47,428
Operating leases - right of use asset	30,737	33,752
Deferred tax assets, net	49,865	45,412
Intangible assets, net	12,030	12,801
Goodwill	7,447	7,447
Restricted cash	2,700	2,700
Other noncurrent assets	18,478	18,857

Total assets	$675,753	$700,941

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,740	$2,808
Accrued liabilities	41,777	42,592
Deferred revenues, current	296,516	293,728
Operating lease liabilities, current	12,925	13,060

Total current liabilities	352,958	352,188
Deferred revenues, noncurrent	21,931	23,490
Operating lease liabilities, noncurrent	25,913	29,121
Other noncurrent liabilities	7,129	7,013

Total liabilities	407,931	411,812
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	521,716	512,486
Accumulated other comprehensive loss	(1,571)	(1,947)
Accumulated deficit	(252,360)	(221,447)

Total stockholders’ equity	267,822	289,129

Total liabilities and stockholders’ equity	$675,753	$700,941

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flow from operating activities:
Net income	$29,105	$25,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,444	8,982
Provision for credit losses	119	141
Loss on disposal of property and equipment	—	5
Stock-based compensation	16,033	11,745
Amortization (accretion) of premiums (discount) on marketable securities, net	(259)	762
Deferred income taxes	(4,241)	(5,095)
Changes in operating assets and liabilities:
Accounts receivable	19,890	19,563
Prepaid expenses and other assets	(1,289)	6,067
Accounts payable	(1,215)	599
Accrued liabilities and other noncurrent liabilities	(2)	3,435
Deferred revenues	1,228	7,426

Net cash provided by operating activities	66,813	79,040

Cash flow from investing activities:
Purchases of marketable securities	(46,010)	(81,800)
Sales and maturities of marketable securities	69,709	84,915
Purchases of property and equipment	(4,037)	(7,639)

Net cash provided by (used in) investing activities	19,662	(4,524)

Cash flow from financing activities:
Repurchase of common stock	(66,551)	(46,581)
Proceeds from exercise of stock options	2,328	2,569
Payments for taxes related to net share settlement of equity awards	(5,105)	(3,631)
Proceeds from issuance of common stock through employee stock purchase plan	2,988	2,086

Net cash used in financing activities	(66,340)	(45,557)

Net increase in cash, cash equivalents and restricted cash	20,135	28,959
Cash, cash equivalents and restricted cash at beginning of period	176,419	138,528

Cash, cash equivalents and restricted cash at end of period	$196,554	$167,487

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Net income	$29,105	$25,410
Net income as a % of revenues	22%	22%
Depreciation and amortization of property and equipment	6,672	7,276
Amortization of intangible assets	772	1,706
Income tax provision	8,254	7,933
Stock-based compensation	16,033	11,745
Other income (expense), net	(2,181)	192

Adjusted EBITDA	$58,655	$54,262

Adjusted EBITDA margin as a % of revenues	45%	48%

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
GAAP Cost of revenues	$26,954	$24,002
Less: Stock-based compensation	(1,592)	(1,080)
Less: Amortization of intangible assets	(747)	(1,621)

Non-GAAP Cost of revenues	$24,615	$21,301

GAAP Gross profit	$103,729	$89,418
Plus: Stock-based compensation	1,592	1,080
Plus: Amortization of intangible assets	747	1,621

Non-GAAP Gross Profit	$106,068	$92,119

GAAP Research and development	$27,795	$23,107
Less: Stock-based compensation	(4,960)	(3,287)
Less: Amortization of intangible assets	(25)	(85)

Non-GAAP Research and development	$22,810	$19,735

GAAP Sales and marketing	$25,628	$20,142
Less: Stock-based compensation	(2,454)	(2,031)

Non-GAAP Sales and marketing	$23,174	$18,111

GAAP General and administrative	$15,128	$12,634
Less: Stock-based compensation	(7,027)	(5,347)

Non-GAAP General and administrative	$8,101	$7,287

GAAP Operating expenses	$68,551	$55,883
Less: Stock-based compensation	(14,441)	(10,665)
Less: Amortization of intangible assets	(25)	(85)

Non-GAAP Operating expenses	$54,085	$45,133

GAAP Income from operations	$35,178	$33,535
Plus: Stock-based compensation	16,033	11,745
Plus: Amortization of intangible assets	772	1,706

Non-GAAP Income from operations	$51,983	$46,986

GAAP Net income	$29,105	$25,410
Plus: Stock-based compensation	16,033	11,745
Plus: Amortization of intangible assets	772	1,706
Less: Tax adjustment	(4,736)	(3,297)

Non-GAAP Net income	$41,174	$35,564

Non-GAAP Net income per share:
Basic	$1.11	$0.91

Diluted	$1.09	$0.89

Weighted average shares used in non-GAAP net income per share:
Basic	37,068	38,992

Diluted	37,669	40,001

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP Cash flows provided by operating activities	$66,813	$79,040
Less:
Purchases of property and equipment, net of proceeds from disposal	(4,037)	(7,639)

Non-GAAP Free cash flows	$62,776	$71,401

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP Revenue	$130,683	$113,420
GAAP revenue growth compared to same quarter of prior year	15%	17%
Plus: Current deferred revenue at March 31	296,516	266,934
Less: Current deferred revenue at December 31	(293,728)	(257,872)

Non-GAAP Calculated current billings	$133,471	$122,482

Calculated current billings growth compared to same quarter of prior year	9%	20%